WESTERN DIGITAL CORPORATION	Exhibit 99.2
INVESTOR INFORMATION SUMMARY
Q2 FY2006 (All $ amounts in millions)

	Q2 FY05	Q3 FY05	Q4 FY05	Q1 FY06	Q2 FY06
REVENUE:	$955	$920	$940	$1,010	$1,117
REVENUE BY CHANNEL:
OEM	58%	56%	57%	55%	56%
DISTRIBUTORS	35%	37%	38%	39%	39%
RETAIL	7%	7%	5%	6%	5%
REVENUE BY GEOGRAPHY:
AMERICAS	38%	36%	38%	36%	32%
EUROPE	32%	30%	25%	29%	34%
ASIA	30%	34%	37%	35%	34%
REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	49%	45%	48%	48%	48%
HARD DRIVE UNITS (in millions):	16.2	15.3	15.8	17.1	18.1
WORLDWIDE HEADCOUNT:	21,565	22,426	23,161	24,211	24,591
ASSET MANAGEMENT:
DAYS SALES OUTSTANDING	37	39	39	42	35
INVENTORY DETAIL:
RAW MATERIALS	$12	$15	$14	$14	$18
WORK IN PROCESS	50	53	60	54	58
FINISHED GOODS	56	68	79	105	92
TOTAL INVENTORY, NET	$118	$136	$153	$173	$168
INVENTORY TURNS	27	22	20	19	21